CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-83378, 333-34313, 333-33860, 333-56612, 333-88270, 333-108867, and 333-120516 on Form S-8 of our report dated March 16, 2005, relating to the consolidated financial statements of Ameristar Casinos, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ameristar Casinos, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 16, 2005